AMENDMENT NO. 1 TO
                               SUPPLEMENT A TO
                         LOAN AND SECURITY AGREEMENT



                                                  June 29, 1995


Empire Gas Corporation
1700 South Jefferson Street
Lebannon, Missouri  65536
Attn:  Valeria Schall

Ladies and Gentlemen:

                Reference is made to the Loan and Security Agreement (the "Loan Agreement"), dated as of June 29, 1994 among Empire Gas Corporation ("Borrower"), the Lenders party thereto (the "Lenders") and Bank of America Illinois, f/k/a Continental Bank, f/k/a Continental Bank N.A., as a Lender and as Agent for the Lenders ("BAI"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement.

                Borrower has requested that Lenders agree to amend Supplement A to the Loan Agreement ("Supplement A") in order to amend the Interest Coverage Ratio contained therein. Lenders have agreed to do so, on the terms and pursuant to the conditions provided herein.

                Therefore, the parties hereto agree as follows:

                1. Amendment. The first paragraph of Section 6.3 of Supplement A to the Loan and Security Agreement is hereby amended and restated in its entirety, as follows:

                "6.3 Interest Coverage Ratio. Borrower will not permit the ratio ("Interest Coverage Ratio") of (a) net earnings before interest expense, income tax expense, depreciation and amortization to (b) cash interest expense in respect of Indebtedness under the Agreement, in respect of the Senior Notes, in respect of Subordinated Debt and in respect of Acquisition Indebtedness, in each case on the last day of any calendar month in any period set forth below, calculated for the 12 months ending on such date, and determined for Borrower and its Subsidiaries on a consolidated basis, and in accordance with GAAP, to be less than the ratio set forth below opposite such period:
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 2 of 2
                                             Interest Coverage
                Period                             Ratio
                ______                             _____


        June 1, 1995 through and including        1.0:1.0
                October 31, 1995
        November 1, 1995 through and including    1.1:1.0
                December 31, 1995
        January 1, 1996 and thereafter            1.2:1.0

                2. Scope. This Amendment No. 1 to Supplement A to Loan and Security Agreement shall have the effect of amending the Loan Agreement and the Related Agreements as appropriate to express the agreements contained herein. In all other respects, the Loan Agreement and the Related Agreements shall remain in full force and effect in accordance with their respective terms.

                3. Condition to Effectiveness. This Amendment No. 1 to Supplement A to Loan and Security Agreement shall be effective immediately upon the execution of this Amendment No. 1 to Supplement A to Loan and Security Agreement by BAI, on behalf of the Lenders, and acceptance hereof by Borrower and each other Obligor, and delivery hereof to BAI at 231 South LaSalle Street, Chicago, Illinois 60690, Attention: Mark Cordes, on or prior to July 5, 1995:

                                         Very truly yours,

                                         BANK OF AMERICA ILLINOIS,
                                         f/k/a CONTINENTAL BANK
                                         f/k/a CONTINENTAL BANK, N.A.,
                                         ON BEHALF OF THE LENDERS

                                         By  /s/ John P. Kessel
                                             ____________________
                                         Its _____________________


Acknowledged and agreed to this
29th day of June, 1995.

EMPIRE GAS CORPORATION


By Paul S. Lindsey, Jr.
_________________________
Its _____________________